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                                                                    EXHIBIT 99.1
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                                 NEWS RELEASE
                               February 15, 2000
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                            KANKAKEE BANCORP, INC.
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                  310 South Schuyler Avenue
                  P.O. Box 3                  (815) 937-4440
                  Kankakee, IL 60901-0003 Fax (815) 937-3674

For more information contact:
     William Cheffer, Vice Chairman
     Michael A. Stanfa, Executive Vice President          For Immediate Release
     Ronald J. Walters, Vice President and Treasurer
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Kankakee, Illinois (February 15, 2000) - Kankakee Bancorp, Inc. (AMEX:KNK)
announced today that James G. Schneider, its Chairman, President and Chief Executive Officer, died Tuesday, February 15, 2000. Mr Schneider had served as Chairman of Kankakee Bancorp, Inc. since 1992, and as President and CEO since 1993. Mr. Schneider was also Chairman of the Board of Kankakee Federal Savings Bank, a position he had held since 1988. He had also previously served as the President of Kankakee Federal Savings Bank from 1961 to 1988 and had been associated with the Bank since 1954. No further details were available at this time.